Exhibit 23.1

Consent of Independent Registered

Public Accounting Firm

We consent to the incorporation by reference in this Current Report on Form 8-K filed March 19, 2018, of our report dated March 9, 2017, on our audits of the consolidated financial statements of Southwest Bancorp (the Company) as of December 31, 2016 and 2015 and for the two-year period ended December 31, 2016, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the incorporation by reference of our report dated March 9, 2017, on our audit of the internal control over financial reporting of the Company as of December 31, 2016, which report is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. These reports are incorporated by reference in the Company's Registration Statements on Form S-8 (File Nos. 333-134240, 333-134241, 333-134276, 333-134301, 333-134356, 333-138629, 333-186253, 333-186254, 333-197708 and 333-206160).

/s/ BKD, LLP

Oklahoma City, Oklahoma

March 19, 2018